Exhibit 99.1
FOR IMMEDIATE RELEASE
Ultimate Software Reports Q3 2005 Financial Results
Produces $4.0 Million in New Annual Recurring Revenues, Increases Recurring Revenues
by 29% and Total Revenues by 22%
Weston, FL, October 20, 2005– The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its third quarter of 2005. For the quarter ended September 30, 2005, the Company reported $22.2 million in total revenues, a 22% increase compared with 2004’s third quarter. Recurring revenues increased 29% to $13.0 million. License revenues were $2.7 million and services revenues $6.5 million for the third quarter of 2005. Net income for the 2005 third quarter was $0.7 million, or $0.03 per diluted share, compared with a net loss of $1.3 million, or $(0.06) per diluted share, for the same quarter of 2004.
New annual recurring revenues (ARR) were $4.0 million for the third quarter of 2005, a 31% increase over the third quarter of 2004. (See Financial Highlights below for definition.)
“Our third quarter performance is in line with our plan to increase recurring revenues, provide our customers with more options, and deliver greater consistency in our financial results. The Intersourcing on-demand delivery model of UltiPro remains the principal driver of our success, with approximately 60% of our new customers selecting Intersourcing during the quarter,” said Scott Scherr, CEO, president, and founder of Ultimate Software.
“To put our on-demand Intersourcing results in perspective, IDC ranked us 6th in the world, and the only HRMS/payroll provider, on its list of top 25 on-demand software vendors,” added Mr. Scherr. “We’re clearly on track and looking forward to executing on the tremendous opportunity we see before us.” (See Business Highlights below for detail on IDC.)
Ultimate Software’s financial results teleconference will be held today, October 20, 2005, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/CEPage.asp?ID=94953 . The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.
Financial Highlights
•	New annual recurring revenues attributable to sales during the third quarter of 2005 were $4.0 million compared with $3.0 million from the third quarter of 2004. New annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers – grew by 29% for the third quarter of 2005 compared with the same quarter of 2004. Intersourcing revenues and, to a lesser extent, maintenance revenues, were the principal factors in the year-over-year growth in recurring revenues.

•	Gross margins increased to 60% for the third quarter of 2005 compared with 58% for the same quarter of last year.

•	The combination of cash, cash equivalents, and marketable securities was $29.4 million as of September 30, 2005 as compared with $25.3 million as of December 31, 2004.
Business Highlights
•	In September 2005, International Data Corporation released a report, Worldwide Software On-Demand 2004 Vendor Analysis: Top 25 On-Demand Providers Take Shape (IDC #33879, September 2005), ranking Ultimate Software #6, based on recurring revenues generated in 2004.

•	Workbrain Corporation (TSX: WB) and Ultimate Software signed a strategic partnership agreement granting Ultimate Software the right to resell Workbrain Express, a time and attendance solution, exclusively to Ultimate Software customers and the right to resell the solution to new prospects in Ultimate Software’s target market.
Financial Outlook
Ultimate Software reaffirms the 2005 financial guidance provided in its February 10, 2005 release and provides preliminary guidance for 2006, as follows:
•	increase new annual recurring revenues (ARR) generated in 2006 by more than 20% over those produced in 2005,

•	grow recurring revenues by 26% to 29% in 2006 compared with those in 2005,

•	increase total revenues by 18% to 21% in 2006 compared with 2005, and

•	produce operating margins between 9% and 12%.
Operating margin expectations do not include the impact of equity-based compensation expense to be recognized under the recently issued Statement of Financial Accounting Standard No. 123R, “Accounting for Share-Based Payments,” which is expected to be effective for the Company as of January 1, 2006 and included in its financial results for 2006.
Forward-Looking Statement
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including Ultimate Software’s financial outlook for 2005 (discussed above), involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. Employing approximately 500 professionals who are focused on developing the highest quality products and services, Ultimate Software was named the 2005 Payroll Provider of the Year by the Human Resources Outsourcing Association and listed among the 2005 Top 25 Best Medium-Sized Companies to Work For in America by the Great Place to Work Institute and the Society for Human Resource Management. Ultimate Software customers represent diverse industries and include such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, SkyWest Airlines, and Trammell Crow Residential. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com
UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004
Revenues, net:
Recurring	$12,956	$10,075	$36,685	$27,981
Services	6,484	6,079	19,049	18,017
License	2,746	2,011	7,909	5,522

Total revenues, net	22,186	18,165	63,643	51,520

Cost of revenues:
Recurring	3,588	3,103	10,024	8,942
Services	5,171	4,283	14,991	13,397
License	165	288	464	831

Total cost of revenues	8,924	7,674	25,479	23,170

Operating expenses:
Sales and marketing	5,523	5,158	15,980	15,251
Research and development	5,251	4,805	15,238	13,902
General and administrative	1,945	1,894	5,701	5,020

Total operating expenses	12,719	11,857	36,919	34,173

Operating income (loss)	543	(1,366)	1,245	(5,823)
Interest expense	(65)	(34)	(181)	(133)
Interest and other income	223	69	526	117

Net income (loss)	$701	$(1,331)	$1,590	$(5,839)

Net income (loss) per share:
Basic	$0.03	$(0.06)	$0.07	$(0.27)

Diluted	$0.03	$(0.06)	$0.06	$(0.27)

Weighted average shares outstanding:
Basic	23,229	22,353	22,899	21,507

Diluted	26,566	22,353	26,112	21,507

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	September 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$18,347	$14,766
Accounts receivable, net	14,068	12,600
Short-term investments in marketable securities	10,171	8,103
Prepaid expenses and other current assets	4,686	3,114

Total current assets	47,272	38,583
Property and equipment, net	10,435	9,512
Long-term investments in marketable securities	883	2,441
Other assets, net	2,383	2,010

Total assets	$60,973	$52,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,283	$2,202
Accrued expenses	5,402	6,015
Current portion of deferred revenue	26,767	25,591
Current portion of capital lease obligations	1,444	928
Current portion of long-term debt	338	170

Total current liabilities	36,234	34,906

Deferred revenue, net of current portion	3,317	2,885
Capital lease obligations, net of current portion	1,203	952
Long-term debt, net of current portion	445	279
Total liabilities	41,199	39,022

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	236	227
Additional paid-in capital	108,317	103,643
Accumulated other comprehensive loss	(38)	(15)
Accumulated deficit	(87,687)	(89,277)

	20,828	14,578
Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ equity	19,774	13,524

Total liabilities and stockholders’ equity	$60,973	$52,546